UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   April 22, 2016

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2016, our board of directors amended our 2006 equity incentive plan to reduce the total number of shares issuable under the plan from 5,674,000 to 4,874,000 shares, a reduction of 800,000 shares, and to make other technical amendments to the plan. Although these 800,000 shares were approved by our shareholders on June 7, 2012 as part of a 2,500,000 increase to the shares issuable under the plan, we had adopted a policy, now formalized by this amendment, that we would not grant equity awards under the plan requiring the use of these 800,000 shares without further shareholder approval.

A copy of our 2006 equity incentive plan, as so amended, is attached as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Number	Title
10.1	CRA International, Inc. 2006 equity incentive plan, as amended by its board of directors on April 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: April 27, 2016	By:	/s/ Chad M. Holmes
Chad M. Holmes
Chief Financial Officer,
Executive Vice President and
Treasurer

EXHIBIT INDEX

Number	Title
10.1	CRA International, Inc. 2006 equity incentive plan, as amended by its board of directors on April 22, 2016